UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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Air Lease Corporation
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Air Lease Corporation Spring 2019 Stockholder Engagement

Forward Looking Statements & Non-GAAP Measures Statements in this presentation that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. We wish to caution you that our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, including, but not limited to, the following: our inability to make acquisitions of, or lease, aircraft on favorable terms; our inability to sell aircraft on favorable terms or to predict the timing of such sales; our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business; our inability to effectively oversee our managed fleet; our inability to obtain refinancing prior to the time our debt matures; impaired financial condition and liquidity of our lessees; deterioration of economic conditions in the commercial aviation industry generally; increased maintenance, operating or other expenses or changes in the timing thereof; changes in the regulatory environment including tariffs and other restrictions on trade; unanticipated impacts of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), including as a result of changes in assumptions we make in our interpretation of the Tax Reform Act, guidance related to application of the Tax Reform Act that may be issued in the future, and actions that we may take as a result of our expected impact of the Tax Reform Act; and potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto. We also refer you to the documents the Company files from time to time with the Securities and Exchange Commission (“SEC”), specifically the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from expectations and any subsequent documents the Company files with the SEC. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. If any such risks or uncertainties develop, our business, results of operation and financial condition could be adversely affected. In addition to financial results prepared in accordance with U.S. generally accepted accounting principles, or GAAP, this presentation contains certain non-GAAP financial measures. Management believes that in addition to using GAAP results in evaluating our business, it can also be useful to measure results using certain non-GAAP financial measures. You are encouraged to review the reconciliation of non-GAAP financial measures with their most direct comparable GAAP financial results set forth in the Appendix section.

Air Lease: Consistent Asset and Revenue Growth and Strong Financial Performance1 Consistent asset and revenue growth under the leadership of our management team Asset Growth ($ in billions) Revenue Growth ($ in billions) 14% CAGR 11% CAGR 1All information included is as of December 31, 2018, unless otherwise noted. 2 Includes $11.8 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.9 billion in minimum future rental payments related to aircraft we will deliver between 2019-2022. Air Lease Corporation is a leading global commercial aircraft leasing company We purchase new commercial jet transport aircraft directly from aircraft manufacturers and lease those aircraft to airlines throughout the world We have a diversified, global customer base with 94 airlines across 56 countries 2010 Founded 2011 IPO 708 Aircraft owned, managed and on order $25.7bn Committed minimum future fleet rentals2 2.40x Debt to equity 38.1% Pre-tax profit margin

$26.3 billion in contracted growth – allowing ALC to double in five years $25.7 billion in committed minimum future rental payments2 – high revenue clarity 91% of order book pre-leased for aircraft delivering through 2020 – limits placement risk Portfolio credit risk exposure minimized – Diversified customer base, <2% avg exposure to individual airline customers Strong balance sheet – low 2.4x D/E leverage, strong unencumbered asset base, 86% of debt at a fixed rate Strong Financial Performance Continued in 2018 2018 results Revenues Income before taxes Adj. diluted EPS before income taxes1 $1.7 billion + 10.8% vs. 2017 $640 million + 5.0% vs. 2017 $6.20 + 4.4% vs. 2017 Positioned well for future growth and performance 1 Adjusted diluted earnings per share before income taxes is a non-GAAP financial measure. See appendix for a reconciliation to its most directly comparable GAAP measure. 2 Includes $11.8 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.9 billion in minimum future rental payments related to aircraft we will deliver between 2019-2022.

2018 Key Changes Air Lease 2018 Executive Compensation Program 1 As reported in March 2019 Proxy Statement. Based on 2018 salary at December 31, 2018. 2 CEO compensation compared to annual adjusted net income. Executive Compensation Program Reflects Our Unique Business and Leadership Team 2018 Executive Compensation Decisions and Outcomes High Levels of Stock Ownership Demonstrate Alignment with Stockholders Significant management stock ownership Mr. Udvar-Házy: 106x base salary1 Mr. Plueger: 30x base salary1 Stock ownership creates strong alignment between our executives and our stockholders We require a small number of extraordinary and talented individuals with industry experience to manage and lead a highly capital-intensive and global business – 2018 Revenue / Employee = $17.3M We are one of only four US listed public aircraft leasing companies Base Salaries: All of our NEOs’ (other than the CFO’s) base salary remained unchanged Annual Bonus: Consistent with strong corporate performance, corporate factor used to determine annual incentive compensation was 160% Long Term Incentives: Continued rebalancing of total compensation so a greater percentage of total compensation delivered in form of equity Executive Chairman annual bonus paid in RSUs with effective 3-year vesting period Eliminated all legacy long-term cash incentive plans Developed new 18 member custom benchmark group; CEO and Executive Chairman total direct compensation positioned at median

Small, Talented Team Responsible for Managing Complex Business Company/Industry Revenue / Employee (mm) Total Assets / Employee (mm) Net Income / Employee (mm) Air Lease Corporation1 $17.31 $190.53 $5.27 New Custom Benchmark2 $5.54 $61.45 $1.66 1 As of December 31, 2018 2 Source: Bloomberg, most recent company filings Compared to other capital intensive businesses similar to ALC, our employees are responsible for significantly more revenue, income and assets Managing this level of assets with a small number of employees requires extraordinarily talented individuals with deep industry experience, and our compensation program is designed to reward these talented employees for delivering long-term shareholder value Annual incentive bonus is highly performance-based with equally weighted top-line and bottom-line performance metrics 50% of LTI payout ties to our book value growth measured at the end of a 3-year performance period (rather than annually as in prior years) 25% of LTI payout ties to relative TSR outperformance of the market (as measured by S&P MidCap 400 Index)

Financial Performance Measures 2018 Target Change versus 2017 Target 2018 Actual Performance Achievement Level Overall Revenue $1,635.5 8.5% $1,679.7 140% Adjusted Pre-Tax Return on Equity* 14.9% (11.3%)* 15.5%* 160% 2018 Annual Incentives Reward Financial Performance and Strategic Achievements Performance-Based Annual Incentives Strategic Objectives Performance Against Strategic Goals 200% Meet/exceed cumulative placement goals to 2021 We ended 2018 with 72% lease placement through 2021 meeting our maximum goal Add new Airline Customers We added 11 new airline customers, exceeding our maximum goal Meet or exceed Incremental CapEx Budget We identified and purchased incremental aircraft opportunities that allowed us to grow, meeting our maximum goal Total (Company Performance Factor) 160% 80% 20% We set rigorous targets under our 2018 annual incentive program, which is structured to measure both the financial and strategic achievements that we believe underpin long-term value creation *Adjusted pre-tax return on equity, as defined and reported in the company’s financial statements as filed with the SEC. We lowered our target for adjusted pre-tax ROE as compared to 2017 given the effects of the Tax Reform Act, which ultimately resulted in increased shareholders equity and a reduction of financial leverage and expected 2018 pre-tax return on equity. *Adjusted pre-tax return on equity is a non-GAAP financial measure. See appendix for a reconciliation to its most directly comparable GAAP measure.

2018 Long-Term Incentives Equity Mix Key Elements Performance Link Payout of 2016 and 2017 LTI Awards Book Value RSUs (50%) Book value is a key value driver of our Company Cliff vest at the end of a 3-year performance period (rather than annually as in prior years) Book value must increase by at least 21% over the 3-year performance period for any RSUs to vest Book value must increase by 31% for target RSU awards to vest Book Value Appreciation Book value RSUs paid out at target In each of 2016 and 2017, the Compensation Committee approved book value RSU grants that vest annually over three years Each year, the targets increased requiring steady increases in book value in order to vest Each year, we exceeded the increasingly challenging targets Relative TSR (25%) Focuses executives on actions that will generate sustainable value creation 3-year performance measurement period TSR measured against S&P 400 MidCap Index Time-based RSUs provide a retention incentive Vests in three equal annual installments Total Shareholder Return TSR RSUs paid out at 26% of target Time-based RSUs (25%) Share price appreciation Time-based RSUs (25%) 2018 Long-Term Incentives Aligned with Performance 75% of CEO’s and Named Executive Officers’ normal course equity awards consist of performance-based shares New Equity Program - 50% Book Value appreciation RSUs, 25% Relative Total Shareholder Return, 25% Time-Based RSUs 25% of CEO’s and Named Executive Officers’ LTI is time based

Stockholder Engagement To better understand our investors’ perspectives regarding our executive compensation program, for the last several years we have engaged in stockholder outreach, engaging holders of 49% of outstanding shares after our 2018 proxy statement was filed (none of whom were our employees or directors). The feedback we heard from our stockholders throughout our engagement meetings was shared with the compensation committee and entire Board, and was incorporated into 2018 compensation decisions and our 2019 compensation program Demonstrated Responsiveness to Stockholder Feedback Changes to our executive compensation program continue to provide for more at risk compensation, including more being delivered in equity and subject to long-term Company performance What we looked at 2018/2019 Outcomes Executive Chairman’s Annual Bonus Structure of Executive Chairman bonus changed in 2018 so that, in lieu of cash, he was granted RSUs that cliff vest two years from the date of grant, effectively requiring a three-year vesting period. As a result of this change, the only cash compensation paid to our Executive Chairman in 2018 was his base salary. Streamlined Annual Bonus Performance Metrics Reduced the number of operating metrics to two from four in 2018, utilizing equal-weighted top-line and bottom-line performance metrics to further incentivize the achievement of profitable growth for our stockholders. Book Value RSUs Book Value RSUs vest at the end of three years vs. previous years’ grants that vested ratably each year over three years Reset actual target book value per share growth in the beginning of 2018 and made target book value growth harder to reach Increased weighting of Book Value RSUs relative to TSR RSUs Revised terms so that opportunity associated with Book Value RSUs can vary from 0-200% of target As a result of the changes to our Book Value RSUs, all performance-based long-term incentive awards have three-year performance periods where performance is measured at the end of year three.

Demonstrated Responsiveness to Stockholder Feedback Changes to our executive compensation program continue to provide for more at risk compensation, including more being delivered in equity and subject to long-term Company performance What we looked at 2018/2019 Outcomes Developed Custom Benchmark Group Developed a new more refined benchmark group consisting of 18 companies across diversified financial services and real estate investment trusts Based on a 2019 study prepared by the compensation committee’s independent compensation consultant using 2017 data, the total direct compensation paid to our Chief Executive Officer and our Executive Chairman approximated the median total direct compensation paid by the custom benchmark group members to their similarly situated executive officers, while the total direct compensation paid to our other NEOs was either slightly above or slightly below the median total direct compensation paid by the custom benchmark group members to their similarly situated executive officers. CEO Compensation 72% of Chief Executive Officer’s 2018 target compensation at risk and subject to Company performance

Limited Direct Public Company Peers Limited direct company peers Only one files a full suite of SEC disclosures, including a proxy statement Companies in the aircraft leasing business include: Privately owned companies Subsidiaries of larger companies, including aircraft manufacturers, banks, financial institutions, other leasing companies, aircraft brokers and airlines Of the over one hundred companies in the aircraft leasing business… … only 4 are stand-alone public companies listed in the US… AL 2018 stock price performance1 1 Price performance reflects AL stock price between December 29, 2017 and December 29, 2018.

New Custom Benchmark Group

- In 2018, the compensation committee adopted a new custom benchmark group consisting of 18 companies across diversified financial services and real estate investment trusts based on quantitative and qualitative factors, including company size, business model and financial profile
- Total direct compensation paid to our CEO and Executive Chairman approximated median total direct compensation paid by custom benchmark group members

Company	Trading Symbol	Business
Aircastle Limited	AYR	Financing/Leasing
Affiliated Managers Group, Inc.	AMG	Investment Management
Artisan Partners Asset Management Inc.	APAM	Investment Management
BrightSphere Investment Group plc	BSIG	Investment Management
Chimera Investment Corporation	CIM	REIT
CIT Group Inc.	CIT	Specialty Finance
Eaton Vance Corp.	EV	Investment Management
Empire State Realty Trust, Inc.	ESRT	REIT
Extra Space Storage Inc.	EXR	REIT
Federal Realty Investment Trust	FRT	REIT
GATX Corporation	GATX	Financing/Leasing
HCP, Inc.	HCP	REIT
Host Hotels & Resorts, Inc.	HST	REIT
Invesco Ltd.	IVZ	Investment Management
Kennedy-Wilson Holdings, Inc.	KW	REIT
Kilroy Realty Corporation	KRC	REIT
Legg Mason, Inc.	LM	Investment Management
W. P. Carey Inc.	WPC	REIT

AIR LEASE CORPORATION
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Strength of ALC Leadership A successful 30-year partnership Mr. Udvar-Házy founded Air Lease in February 2010, serving as CEO & Chairman He is a pioneer in the aircraft leasing industry, and co-founded the business that became International Lease Finance Corporation (ILFC) in 1973, serving as CEO & Chairman Steven Udvar-Házy Executive Chairman John L. Plueger Chief Executive Officer & President Mr. Plueger joined Air Lease as its President, COO, and Board member in April 2010, shortly after the Company was formed He has more than 30 years of aviation industry and aircraft leasing experience, 23 of which were with ILFC, where he served on its Board, and as President and COO In his full-time Executive Chairman role, Mr. Udvar-Házy leverages his long-standing industry relationships to work closely with our airline customers, OEMs and financiers to modernize and grow airline fleets We believe that their partnership, experience, and knowledge are unmatched in the industry In his role as CEO & President, Mr. Plueger drives our strategic business priorities and is responsible for growing our business across all constituencies and continuing to build stockholder value Mr. Udvar-Házy and Mr. Plueger have worked together for over 30 years, first building ILFC into one of the largest aircraft leasing companies in the world, and now establishing Air Lease as a market leader

Highly Engaged Board with Extensive Industry Relevant Experience

Strong Board evaluation and succession processes ensure the Board is comprised of Directors with the necessary skills and balance of perspectives to oversee our unique business

75% Independent

Denotes independent directors



	Steven F. Udvar-Házy *Exec. Chairman*	John L. Plueger *CEO*	Robert Milton *LID*	Matthew J. Hart	Cheryl Gordon Krongard	Marshall O. Larsen	Ian M. Saines	Ronald D. Sugar
	Former Chairman & CEO, Air Lease	Former President & COO, Air Lease	Former Chairman & CEO, Ace Aviation Holdings*	Retired President & COO, Hilton Hotels Corporation	Retired Senior Partner, Apollo Management	Retired Chairman, President & CEO, Goodrich Corporation	Chief Executive, Funds Management Challenger Limited	Retired Chairman & CEO, Northrop Grumman Corporation
Joined Board	2010	2010	2010	2010	2013	2014	2010	2010
Executive Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓
Airline Industry / Aviation	✓	✓	✓	✓	✓	✓		✓
Financial / Capital Allocation Expertise	✓	✓	✓	✓	✓	✓	✓	✓
International Experience	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management / Oversight Expertise	✓	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board	✓ SkyWest	✓ Spirit AeroSystems Holdings	✓ United Continental Holdings (Former Non-Executive Chairman)	✓ American Airlines Group ✓ American Homes 4 Rent	✓ Xerox ✓ US Airways (formerly)	✓ Becton, Dickinson and Company ✓ Lowe's Companies ✓ United Technologies		✓ Amgen ✓ Apple ✓ Chevron

AIR LEASE CORPORATION

*A holding company for Air Canada

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Appendix

Appendix Non-GAAP reconciliations 1Adjusted diluted earnings per share before income taxes is adjusted net income before income taxes plus assumed conversions divided by weighted average diluted shares outstanding.

Appendix Non-GAAP reconciliations 1Adjusted pre-tax return on equity is adjusted net income before income taxes divided by average shareholders’ equity.